UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.03 Amendments to Bylaws.

Bylaw Amendment Adopting Majority Voting Standard in Uncontested Director Elections. At our 2014 annual meeting of stockholders on May 7, 2014, our stockholders approved a non-binding shareholder proposal to adopt a majority voting standard for the election of directors in uncontested elections. At the June 17, 2014 meeting of our board of directors, the board unanimously approved amendments to our By-laws to implement a majority voting standard in uncontested director elections. Accordingly, three sections of our By-Laws have been changed:

1.
Article I, Section 5 of our By-laws has been amended as follows: The title has been amended from “Quorum” to “Quorum; Election of Directors,” and the following sentence has been deleted: “At all meetings of stockholders for the election of directors a plurality of the votes cast will be sufficient to elect.” That deleted sentence has been replaced with the following language:

“Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected will be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present will elect directors. For purposes of this By-law, a majority of votes cast will mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast will include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors will be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this By-law, a “contested election” will mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Article I, Section 10 of these By-laws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Article I, Section 10; provided, however, that the determination that an election is a “contested election” will be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election will not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors will be elected by the vote of a plurality of the votes cast.

If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director will promptly tender his or her written resignation to the Board of Directors within five business days following the certification of the stockholders’ vote. The Nominating & Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating & Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating & Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating & Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors under this By-law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy under the provisions of Article II, Section 1 of these By-laws or may decrease the size of the Board of Directors under the provisions of Article 7 of the Certificate of Organization.”

2.
Article II, Section 1 was amended as follows: The fourth paragraph of that section was amended to make it gender neutral and to add a second clause. As amended that fourth paragraph in its entirety reads as follows:

“Each director shall hold office for the term of which he or she is elected and until his or her successor shall have been elected and qualified, except as provided in Article I, Section 5 of these By-Laws.”

3.
Article VI, Section 5 was amended. Originally that Section provided that directors could resign at any time and that acceptance of the resignation was not required for effectiveness. As amended, the text of that Section in its entirety reads as follows:

“Any director or officer may resign at any time. Such resignations will be made in writing or by electronic transmission and, except as provided in Article I, Section 5 of these By-Laws, will take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. Except as provided in Article I, Section 5 of these By-Laws, the acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.”

A complete form of our current By-laws is posted on our website under the Governance tab on the Investor Information page located at www.unitcorp.com/investor/governance.html.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: June 23, 2014	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel